Exhibit 99.1

FibroGen Appoints David DeLucia as Chief Financial Officer

SAN FRANCISCO, December 16, 2024 (GLOBE NEWSWIRE) -- FibroGen, Inc. (NASDAQ: FGEN) today announced the appointment of David DeLucia to Chief Financial Officer (CFO), effective December 16, 2024. The company previously announced that Juan Graham would step down on December 15, 2024.

Reporting to Chief Executive Officer Thane Wettig, DeLucia will lead and oversee FibroGen’s global finance organization. He has most recently served as FibroGen’s Vice President, Head of Corporate Financial Planning and Analysis, Investor Relations, and Treasury.

“Having worked closely with David for the past two and a half years, I am extremely confident he has the breadth and depth of experiences and capabilities required to lead our finance organization and be a key member of our leadership team,” said Thane Wettig, Chief Executive Officer of FibroGen. “His deep understanding of all aspects of our business, along with his proven track record and strategic insights will be invaluable in his new role as CFO as we advance FG-3246, a first-in-class ADC targeting CD46, and its companion diagnostic FG-3180, while further building on the strong performance of roxadustat.”

“I am thrilled to take on the role of CFO at FibroGen and to help lead the company at this important time,” said DeLucia. “With our recent transformation into a lean and focused organization, I believe we are well positioned for an exciting future and look forward to continued execution on our strategic vision to bring novel therapies forward for cancer and cancer-related conditions.”

Mr. DeLucia has nearly 15 years of financial leadership and experience within the life sciences industry. Prior to joining FibroGen in 2022, he held positions of increasing responsibility at TherapeuticsMD, overseeing Financial Planning and Analysis, Corporate Development, and Investor Relations. Earlier in his career, he was a buy-side investor at JP Morgan Asset Management, covering small and mid-cap healthcare companies.

Mr. DeLucia holds the Chartered Financial Analyst® designation and a dual degree of Bachelor of Business Administration in Finance & Accounting and Bachelor of Science in Economics from the University of Michigan - Stephen M. Ross School of Business.

About FibroGen
FibroGen, Inc. is a biopharmaceutical company focused on accelerating the development of novel therapies at the frontiers of cancer biology. Roxadustat (EVRENZOTM) is currently approved in China, Europe, Japan, and numerous other countries for the treatment of anemia in chronic kidney disease (CKD) patients on dialysis and not on dialysis. Roxadustat is in clinical development for chemotherapy-induced anemia (CIA) and a Supplemental New Drug Application (sNDA) has been accepted for review by the China Health Authority. FG-3246 (also known as FOR46), a first-in-class antibody-drug conjugate (ADC) targeting CD46 is in development for the treatment of metastatic castration-resistant prostate cancer. This program also includes the development of an associated CD46-targeted PET imaging agent, FG-3180. In addition, FibroGen’s research and development portfolio includes two immuno-oncology product candidates for the treatment of solid tumors. For more information, please visit www.fibrogen.com.

Forward-Looking Statements

This release contains forward-looking statements regarding FibroGen’s strategy, future plans and prospects, including statements regarding its commercial products and clinical programs and those of its collaboration partners Fortis and UCSF. These forward-looking statements include, but are not limited to, statements regarding the potential clinical or commercial success of FibroGen products and product candidates, and statements about FibroGen’s plans and objectives. These forward-looking statements are typically identified by use of terms such as “may,” “will”, “should,” “on track,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. FibroGen’s actual results may differ materially from those indicated in these forward-looking statements due to risks and uncertainties related to the continued progress and timing of its various programs, including the enrollment and results from ongoing and potential future clinical trials, and other matters that are described in FibroGen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, each as filed with the Securities and Exchange Commission (SEC), including the risk factors set forth therein. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and FibroGen undertakes no obligation to update any forward-looking statement in this press release, except as required by law.